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                                                                   EXHIBIT 10.23

Company Tenancy Agreement



         Fung-jiao Lin
         and
         Silicon Energy Corporation



         Date 18 October 2000
         8 Barrington House Southacre Drive Cambridge CB2 2TY


                                                                        BIDWELLS
                                                            PROPERTY CONSULTANTS


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AN AGREEMENT made the 18 day of October 2000

BETWEEN Fung-Jiao Lin

OF No 104-85 Luen-tse Ding Ding-Luen Village Min-hsiung 68 ?? Taiwan ROC (hereinafter called "the Landlord") by the hand of his Agents Messrs Bidwells of the one part and Silicon Energy Corporation

OF 1010 Atlantic Avenue Alameda California USA (hereinafter called "the Tenant") of the other part

WHEREBY IT IS AGREED as follows:-

1. The Landlord lets and the Tenant takes ALL THAT property known as 8 Barrington House Southacre Drive Cambridge CB2 2TY hereinafter called "the premises" together with all necessary rights of access thereto And Together with the Landlord's fixtures therein and the fittings and other effects contained in the premises and specified in the Inventory

1.1 The premises shall be held by the Tenant for a period from the 18th day of October 2000 until the 17th day of October 2001 inclusive of both dates

3.1       The rent shall be at the rate of Pound 1400 per calendar month

3.2 Rent shall be payable six monthly in advance to Bidwells' account No.20291684 at Barclays Bank Plc P.O. Box 2 15 Bene't Street Cambridge CB2 3PZ (Sort Code 20-17-19) the first payment being due on or before 18 October 2000 and then the following payment being due on or before 18 April 2001

4 A deposit of Pound 2500 shall be paid by the Tenant to the Landlord in connection with the tenancy and shall be used by the Landlord only for the following purposes:

4.1 To make good any damage done to the premises or the effects therein which is the tenants responsibility under the terms of the tenancy or in remedying any breach by the tenants of any of its covenants or obligations in this agreement

4.2       To replace any broken damaged or missing items at the premises



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4.3       To replace any lock for which the Tenant has mislaid the key

4.4 To pay any sums due in respect of the rates, council tax, oil, electricity or telephone services or other matters which are the tenants responsibility under the tenancy hereby created

4.5 To pay for the reconnection of any services disconnected during the term

4.6 To pay any rent (and if appropriate interest) due at the expiration of the term

4.7 To pay any legal and other costs and expenses incurred by the Landlord for which the tenant is liable under the terms of the tenancy or otherwise

4.8 Subject to the aforesaid deductions the Landlord will refund the said deposit to the tenant within three months of the expiration of the tenancy together with interest accrued for deposits paid of over Pound 1,000

5         The Tenant hereby agrees with the Landlord as follows:

5.1       To pay the said rent at the times and in the manner specified

5.2 Forthwith at the beginning of the tenancy to enter into direct contractual relationships with the appropriate bodies for the provision of a telephone and the supply of gas and electricity to the premises and to pay promptly for such services and to pay to the Landlord upon demand as additional rent all charges incurred by the Landlord for the use by the Tenant of the telephone or in respect of telephone rental during the tenancy or for the supply of gas or electricity to the premises during the tenancy

5.3       To pay the water and sewerage rates payable in respect of the premises

5.4 If appropriate to pay or arrange for the payment for satellite television and/or the License fee for any television at the premises

5.5 To pay or arrange for the payment of any Council Tax payable in respect of the premises and any tax charge or rates amending or replacing the same for which



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          the Landlord might become liable and to indemnify the Landlord in respect thereof

5.6 If the rent or any other sums payable hereunder to the Landlord are unpaid for seven days after becoming payable the Tenant shall pay to the Landlord interest thereon from the due date to the date of payment at the rate of 4% per annum above the base rate of Barclays Bank plc for the time being in force

5.7 Not to use or allow the premises to be used or occupied except as a single private residence only and for no other purpose

5.8 Not to carry on or allow to be carried on any trade business or profession from or on the premises

5.9 To use and ensure that any occupiers use the premises in a tenant-like manner and to take reasonable care of the premises and of the fixtures and fittings and to keep the premises and the fixtures and fittings in a clean condition

5.10 To keep the interior of the premises and the fixtures in a good repair and condition throughout the tenancy excepting only those installations which the Landlord is obliged to repair under Section 11 of the Landlord and Tenant Act 1985

5.11 To keep the drains and gutters comprised in the premises clean and clear

5.12 As often as may be necessary and at least once every six months to sweep or arrange for the sweeping of any chimneys at the premises

5.13 To leave the said fittings and effects of the premises in their proper and usual places as found upon entry and not to store any of the furniture in the garage (if any) nor anywhere except in the premises

5.14 To keep the said fittings and effects in their present state of repair and condition (reasonable wear and tear excepted) and to replace with similar articles of at least equal value or if the Landlord so requires to pay to the Landlord the value of any parts of the said fittings and effects which may be destroyed or so damaged as to be incapable of being restored to their former condition (except any parts thereof


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          which may be destroyed or damaged by accidental fire or other risk covered by the Landlord's policy of insurance but any excess shall be paid by the Tenant)

5.15 To permit the Landlord and his agents at all reasonable hours in the day to enter upon and view the condition of the premises and to give or leave on the premises notice in writing to the Tenant of all defects and wants of reparation then and there found which the Tenant shall be liable to make good under the agreements herein before contained

5.16 To carry out within twenty one days of receipt of written notice from the Landlord such works of repair renovation or decoration as may be required to be done by the Tenant under the terms of this agreement and in the event of the Tenant failing to carry out such works the Landlord shall be entitled to enter on the premises to carry out such works and the cost of such works shall be paid to the Landlord by the Tenant immediately on demand

5.17 Not to make or to allow to be made any alterations or additions to the premises nor to cut maim injure nor allow to be cut maimed or injured any of the walls or timbers thereof nor to make any holes in or affix anything to the walls ceilings or floors of the premises with nails screws adhesive tape or other fixative PROVIDED THAT with the consent of the Landlord and so long as any damage done to the premises is made good picture hooks or screws may be used

5.18 Not to decorate or allow the premises to be decorated without the prior consent of the Landlord

5.19 Not to do or permit anything in the premises which may be illegal or which may be or become a nuisance or annoyance or cause damage to the Landlord or his licenses or the occupiers of any neighbouring property

5.20.1    Not to occupy the premises personally

5.20.2 Not to assign underlet charge or part with possession of the whole or part of the premises except as provided in this clause



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5.20.3    Not to part with possession of the premises to any person or persons who would or might become an Assured tenant or tenants protected by the Housing Act 1988 or any legislation amending or replacing the same

5.20.4 No to part with possession of the premises except to Douglas Dyment an employee of the tenant and members of his immediate family none of whom shall occupy the premises except a licensee without payment of rent

6 Not to do or permit or suffer to be done anything whereby the policy or policies of insurance on the premises against damage by fire storm tempest or aircraft may become void or voidable or whereby the rate of premium thereon may be increased and to repay to the Landlord by way of indemnity all sums paid by way of excess or increased premiums and all expenses incurred in or about any renewal of such policy or policies rendered necessary by a breach of this agreement

7 To permit the Landlord or his agents with or without workmen and others at all reasonable times to enter upon the premises for the purpose of executing repairs or alterations of or upon the premises or any property adjoining the premises the Landlord making good all damage thereby occasioned

8 To keep the communal gardens forming part of the premises in a neat and tidy condition

9 Not to leave or allow the occupiers to leave the premises for any period during the winter months without making effective arrangements to prevent damage to water pipes and tanks by freezing and in default to pay the cost of repairing any burst pipes or tanks and of making good any consequential damage occasioned thereby

10 At the end of the tenancy thoroughly to clean all fixtures fittings [and] carpets and curtains upholstery an furniture and to wash down all dirty paintwork and to have professionally cleaned all carpets curtains and upholstery

11 Not to bring on to or use or allow to be used at the premises any portable gas heaters or any heating lighting or cooking equipment which burns paraffin or



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          other liquid fuel and not to store petroleum spirit paraffin or other inflammable substance on the premises and the Landlord shall be entitled to remove without notice from the premises any such items found therein

12 Promptly to report verbally to Messrs Bidwells any items of disrepair affecting the premises or any event which may give rise to a claim under the insurance of the premises and to confirm such report in writing within seven days of any such event and within seven days after receipt of any notice given or order made by any competent authority affecting the premises or any neighbouring property to give full particulars thereof to Messrs Bidwells

12.1 To inform Messrs Bidwells if the premises are to be left vacant or unoccupied at any time for more than one week

12.2 During the last eight weeks of the tenancy to permit prospective tenants or purchasers to view the premises at reasonable times and should the Landlord wish to exhibit upon the premises a notice that the same are for sale or to let to permit such notice to be displayed in a proper manner

12.3 To retain the [gas and] electricity services for the benefit of the Landlord on the termination of the tenancy and not to remove the telephone from the premises or to cancel the contract for the supply of a telephone line or to transfer the telephone number of the premises to another property and in the event of the telephone being disconnected during the tenancy as a result of the Tenant's act or neglect to pay the cost of replacing and reconnecting the same Provided that any rented telephone may be returned to the supplier

12.4 Not to keep any pets at or on the premises without the prior consent of the Landlord

12.5 To pay the Landlord's legal costs and expenses in connection with the preparation of this Agreement and the counterpart thereof and to pay the stamp duty on the counterpart]



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12.6      To pay on demand all legal costs and expenses together with VAT incurred by the Landlord on an indemnity basis in enforcing any of the provisions of this Agreement against the Tenant

12.7 At the end of the said term to surrender up the premises with vacant possession and to leave the premises and all contents in such condition as complies with the Tenant's obligations hereunder

12.8 To comply with the terms and conditions (other than the covenant to pay the rent and service) contained in the Lease under which the Landlord holds the premises ("Head Lease")]

13. The Landlord shall pay [all water [and sewerage] rates payable in respect of the premises] [and shall pay any rent and service charge payable under the head lease]

14.       It is hereby agreed that:

14.1 If the rent hereby reserved or any part thereof shall be unpaid for fourteen days after becoming payable (whether formally demanded or not) or if any of the foregoing stipulations on the Tenant's part shall not be complied with then the Landlord may at any time thereafter re-enter upon the premises and resume possession of the said effects and thereupon the tenancy shall determine. This is to be without prejudice to any right of action the Landlord may have in respect of the Tenant's obligations under this Agreement.

14.2 In case the premises or any part thereof shall become unfit for use by fire or other risk against which the Landlord has insured during the tenancy (and the policy or policies of insurance effected by the Landlord shall not have been vitiated or payment of the policy moneys refused in whole or in part in consequence of any act or default of the Tenant) the rent reserved or a just proportion thereof according to the extent of damage sustained shall cease so long as the premises or any part thereof remain uninhabitable

14.3 The Landlord shall not be responsible for the loss damage or destruction howsoever caused to any of the Tenant's or any of the occupier's belongings kept



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          or left on the premises and the insurance of such belongings shall be the Tenant's responsibility

14.4 The Landlord shall not be responsible for the poor quality or loss of reception to any television or radio at the premises

14.5 Where the tenant is required by this Agreement to pay to the Landlord or any other person any sum in respect of the supply of goods or services the Tenant will also pay any VAT (or substituted tax) which is chargeable whether or not at the option of the Landlord

14.6 In the event of the Tenant failing to comply with his obligations for the repair or maintenance of the premises and/or any fittings or effects in the premises the Tenant shall (in addition to his liability to make good such dilapidations) pay to the Landlord on or before the termination of this tenancy a sum equal to 10% plus VAT of the total value of such dilapidations such value to be as reasonably determined by the Landlord's Agents Messrs Bidwells

14.7 Ownership of all property left at the premises and not claimed within one month thereafter shall immediately pass to the Landlord who shall be entitled (though not bound) to sell the same for his own benefit

15. It is expressly acknowledged and agreed by the parties hereto that the payment of the rent or other payments due under this Agreement by a party other than the Tenant and the acceptance of rent or other payments by the Landlord shall take effect solely as payment on behalf of the Tenant and shall not create any legal relationship whether contractual or otherwise between that party and the Landlord

16        The Landlord hereby gives notice to the Tenant under the provisions of
          Section 48 of the Landlord and Tenant Act 1987 that the Landlord's address in England and Wales at which notices (including notices in proceedings) may be served on him in connection with the tenancy hereby granted is care of Bidwells Trumpington High Street Cambridge CB2 2SU


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17        Any notice served by the Landlord on the Tenant shall be sufficiently served if sent by first class post to the address of the Tenant show in this agreement

18 In this Agreement words importing the masculine gender shall include the feminine gender and vice versa words importing a person or persons shall include companies and corporations and words importing the singular shall include the plural and vice versa and all agreements and obligations of more than a single person shall be deemed to be joint and several agreements and obligations


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AS WITNESS the hands of the parties hereto the day and year first before written

SIGNED by Silicon Energy Corporation /s/ Signature Illegible (VP Europe)

in the presence of:

Witness (Signature) /s/ Signature Illegible

Witness (full names) Lisa Anne Grant

Address Bidwells
        Stonecross, Trumpington
        Cambridge, CB2 2SU

Occupation Lettings Manager